UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2009

ARC Wireless Solutions, Inc.

(Exact Name of registrant as specified in its charter)

Utah	000-18122	87-0454148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10601 West 48th Avenue Wheat Ridge, Colorado		80033-2285
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  303-421-4063

Former Name or Former Address, if Changed Since Last Report:  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       Entry into a Material Definitive Agreement

On January 23, 2009 ARC Wireless Solutions, Inc. (“ARC”) entered into a financial advisory engagement (the “Agreement”) with Quadrant Management, Inc. (the “Advisor”).

Quadrant Management, Inc. is under common control with Brean Murray Carret Group, Inc. (“Brean”), an entity that, together with Mr. Hassan Nemazee (“Nemazee”), beneficially owns 849,369, or 27.48%, of the Company’s common stock.

Pursuant to the Agreement, the Advisor will provide to ARC financial advisory and business consulting services, including restructuring services.

In consideration for the restructuring services having been provided by the Advisor since November 2008 and for the ongoing services to be provided, ARC will pay the following:  1) an initial cash fee of $250,000 upon signing the Agreement; 2) an annual fee of the greater of (i) $250,000, or (ii) 20% of any increase in reported earnings before interest, taxes, depreciation and amortization after adjusting for one-time and non-recurring items (“EBITDA”) for the current financial year over preceding year, or (iii) 20% of reported EBITDA for the current financial year, and; 3) all reasonable out-of-pocket expenses incurred by Advisor in performing services under the Agreement.

The Agreement will expire on December 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC Wireless Solutions, Inc.
(Registrant)

Date: January 27, 2009	By:	/s/ Steve Olson
Steve Olson
President